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                                  May 14, 1997



Rosenberg & Liebentritt, P.C.
Two North Riverside Plaza
Suite 1515
Chicago, Illinois 60606


Ladies and Gentlemen:

          We are acting as special Maryland counsel to Equity Residential Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the proposed public offering of up to $500,000,000 in aggregate amount of its common shares of beneficial interest, $.01 par value (the "Common Shares"), one or more series of its (i) preferred shares of beneficial interest, $.01 par value (the "Preferred Shares"), and (ii) depositary shares representing fractional interests in Preferred Shares (the "Depositary Shares," and, together with the Common Shares, and Preferred Shares, the "Securities"), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          We assume that the classification, terms and conditions, amount, issuance and sale of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Trustees of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust"), and applicable Maryland law. We further assume that (i) prior to any issuance of Preferred Shares or Depositary Shares, appropriate articles supplementary shall be filed for

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Rosenberg & Liebentritt, P.C.
May 14, 1997
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recordation with the Maryland State Department of Assessments and Taxation
(each, "Articles Supplementary") and (ii) any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary").

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. The Declaration of Trust, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. Resolutions of the Board of Trustees of the Company adopted on March 26, 1997, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications of trust officers and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Statute") and with respect to paragraph 2, Maryland contract law (but not including any statutes, ordinances, administrative decisions, rules or
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Rosenberg & Liebentritt, P.C.
May 14, 1997
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regulations of any political subdivision of the State of Maryland). We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

          1. When the Registration Statement has become effective under the Securities Act of 1933, as amended (the "Act"), and when a series of the Preferred Shares has been classified by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, and appropriate Articles Supplementary have been filed, and when issuance of such Preferred Shares has been appropriately authorized by applicable Board Action and, following issuance of any such series of Preferred Shares against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Preferred Shares will be validly issued, fully paid and non-assessable.

          2. When the Registration Statement has become effective under the Act and when a series of Preferred Shares underlying a series of Depositary Shares has been classified by applicable Board Action, in accordance with the terms of the Declaration of Trust and applicable law, and appropriate Articles Supplementary have been filed with respect to such Preferred Shares, and when issuance of such Preferred Shares and the execution and delivery of a Deposit Agreement have been appropriately authorized by applicable Board Action, and when the depositary receipts representing the Depositary Shares (the "Depositary Receipts") in the form contemplated and authorized by a Deposit Agreement have been duly executed and delivered by the Depositary against payment of valid consideration therefor in accordance with the terms of the Deposit Agreement and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Depositary Shares, to the extent governed by Maryland law, will be validly issued.

          3. When the Registration Statement has become effective under the Act, upon due authorization by Board Action of an issuance of Common Shares, and following issuance of any such Common Shares against payment

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Rosenberg & Liebentritt, P.C.
May 14, 1997
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     of valid consideration therefor in accordance with the terms of such Board
     Action and any applicable underwriting or purchase agreement, as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such Common Shares will be validly issued, fully paid and non-assessable.

          To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary and the Company in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing by the Company of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Act.

                                    Very truly yours,


                                    /S/ Hogan & Hartson L.L.P.
                                    HOGAN & HARTSON L.L.P.